UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

Resource America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-4408	72-0654145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 19, 2013, the Audit Committee of the Board of Directors of Resource America, Inc. (the “Company”) concluded that the Company should consolidate the financial statements of Resource Capital Corp. (“RSO”), which the Company had previously treated as an unconsolidated variable interest entity. The Audit Committee reached this conclusion after consultations with the Office of the Chief Accountant of the Securities and Exchange Commission (the “Commission”) following comments received from the staff of the Division of Corporation Finance of the Commission and the Audit Committee's discussion with the Company's management and its independent registered public accounting firm.
The Audit Committee noted that consolidation of RSO was not expected to materially affect the Company's previously reported net income attributable to common shareholders or separate company net cash flows and that the impact of consolidation would be primarily a modification to the presentation of the Company's financial statements to reflect RSO's financial information on a combined basis with that of the Company.
To reflect the consolidation of RSO, the Audit Committee determined that the Company would need to restate the audited financial statements set forth in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and the unaudited financial statements in its Quarterly Reports on Form 10-Q for each of the quarters ended December 31, 2012, March 31, 2013 and June 30, 2013 (collectively, the “Financial Statements”) and that the previously issued Financial Statements should no longer be relied upon. The Company currently anticipates making such filings by December 16, 2013.
The Company is in the process of evaluating deficiencies in its internal control over financial reporting and, as part of this evaluation, may determine that the deficiency associated with the Company's application of the accounting guidelines regarding the consolidation of RSO constitutes a material weakness. The Company has begun to take immediate steps to remediate this potential deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE AMERICA, INC.

Date: September 25, 2013	By:	/s/ Thomas C. Elliott
	Name:	Thomas C. Elliott
	Title:	Senior Vice President and Chief Financial Officer